Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6110
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS REPORTS FIRST-QUARTER 2005 RESULTS

• Gross profit of $53.1 million on revenue of $162.2 million, with continued growth in

Managed IP VPN and Hosting revenue, in line with company outlook

• Achieved Adjusted EBITDA of $15.7 million

• Achieved positive operating cash flow of $10.0 million

ST. LOUIS, MO. – April 25, 2005 – SAVVIS Communications Corporation (NASDAQ: SVVS), a leading global IT utility, announced today that revenue for the first quarter of 2005 totaled $162.2 million, up 50% from $108.1 million in the first quarter of 2004. Results for the 2004 quarter included one month of revenue attributable to the Cable & Wireless America (“CWA”) operations acquired in March 2004. Compared to the fourth quarter of 2004, revenue decreased 2%, in line with company guidance, as growth in core Hosting and Managed IP VPN revenue was offset by anticipated declines in revenue from SAVVIS’ two largest customers and from unmanaged bandwidth, reported in Other Network Services.

SAVVIS’ gross profit for the first quarter of 2005 grew 77%, to $53.1 million from $29.9 million in the first quarter of 2004. Sequentially, gross profit declined from $55.4 million in the fourth quarter of 2004. As a percentage of revenue, gross profit was 33% in the current quarter, up from 28% in the first quarter of 2004 and unchanged from the fourth quarter of 2004.

SAVVIS’ consolidated net loss for the current quarter was $20.9 million, an improvement of $13.3 million from the same quarter last year and an improvement of $0.8 million from the prior quarter. The first-quarter 2005 loss included $2.1 million of integration costs specifically related to the integration of CWA operations, compared to $1.9 million in the fourth quarter and $4.9 million in the first quarter of 2004. Adjusted EBITDA* of $15.7 million increased $18.3 million, from negative Adjusted EBITDA of $2.6 million a year earlier, and decreased from $18.4 million in the fourth quarter 2004, which, as previously reported, included approximately $4.9 million of non-recurring benefits.

Operating cash flow was $10.0 million in the first quarter, an increase of $7.5 million from a year earlier and $1.7 million from the prior quarter. First quarter 2005 operating cash flow included cash payments of $3.3 million for acquisition and integration costs, compared to payments of $1.0 million for those costs in the first quarter 2004 and $5.6 million in the fourth quarter. SAVVIS’ cash position at March 31, 2005, was $50.3 million, down from $55.4 million at December 31, 2004, as cash capital expenditures of $14.1 million offset the positive operating cash flow.

SAVVIS

First-quarter Financial Results

April 25, 2005

Rob McCormick, SAVVIS’ chairman and chief executive officer, said, “We’re off to a solid start in 2005, with Adjusted EBITDA improvement of $30.3 million from pro forma Adjusted EBITDA of negative $14.6 million a year ago, continued growth in our core Managed IP VPN and Hosting revenue, and excellent sales success in the quarter. Our focus today is on successfully executing our business strategy by demonstrating the value of our industry-leading virtualized utility services in the market, and continuing to grow our core revenue and Adjusted EBITDA, which we view as an important driver of stockholder value.”

First Quarter Results

Three months ended:	March 31, 2005	Dec. 31, 2004	March 31, 2004(1)
(US$ millions)	reported	reported	reported	pro forma
Revenue
Managed IP VPN	$26.4	$24.8	$18.9	$19.5
Hosting	68.8	66.9	28.3	65.9
Other Network Services	31.6	34.1	20.6	41.1
Digital Content Management	9.6	11.7	8.6	12.4

Total Diversified Revenue	136.4	137.5	76.4	138.9
Reuters and Telerate	25.8	28.8	31.7	31.7

Total Revenue	$162.2	$166.3	$108.1	$170.6

Gross Profit	$53.1	$55.4	$29.9	$39.7
Sales, Gen. & Admin. Expenses	$37.4	$37.0	$32.5	$54.4
Adjusted EBITDA	$15.7	$18.4	$(2.6)	$(14.6)
Net Loss	$(20.9)	$(21.7)	$(34.2)	$(59.8)

(1)	In reporting its financial results for the first quarter of 2004, SAVVIS prepared information in two categories to assist investors in analyzing the company’s performance:

•	“Reported” results are in accordance with U.S. generally accepted accounting principles (GAAP).
•	“Pro forma” results present the combined results of operations of the existing SAVVIS business and CWA as if the acquisition had occurred as of January 1, 2004, after giving effect to certain adjustments, including depreciation, accretion, interest, the issuance of Series B Convertible Preferred Stock and the issuance of additional debt.

SAVVIS believes that providing pro-forma financial information assists investors and others in comparing financial trends of ongoing business activities.

Total revenue for the first quarter increased 50% year-over-year, driven by revenue associated with the CWA assets acquired in March 2004 and growth in Managed IP VPN and Hosting revenue. Sequentially, revenue declined 2% from the fourth quarter of 2004, primarily reflecting anticipated declines in revenue from SAVVIS’ two largest customers and pricing pressure in the wholesale services market, consistent with previous company announcements. Growth in Managed IP VPN revenue, up 6% sequentially, and in Hosting revenue, up 3% sequentially, offset much of the decline. Digital Content Management revenue was $9.6 million in the quarter, down $2.1 million from the fourth quarter, primarily due to a decrease in usage from a single customer.

SAVVIS

First-quarter Financial Results

April 25, 2005

Diversified Revenue, defined as revenue from all customers except Reuters and Telerate, represented 84% of total revenue in the first quarter, up from 83% in the fourth quarter 2004 and from 71% in the first quarter of 2004.

Gross profit, defined as total revenue less data communications and operations expenses, was $53.1 million in the current quarter, compared to $29.9 million in the first quarter of 2004 and $55.4 million in the fourth quarter of 2004. As a percentage of revenues, gross profit was 33% in the current quarter, up from 28% in the first quarter of 2004 and unchanged from the fourth quarter of 2004.

Sales, general, and administrative expenses (“SG&A”) for the quarter were $37.4 million as compared to $32.5 million for the same period last year and $37.0 million in the fourth quarter of 2004. As a percentage of revenue, SG&A was 23% in the current quarter, down from 30% of revenue in the same quarter of 2004 and up slightly from 22% in the fourth quarter of 2004.

Balance Sheet and Cash Flow

Net cash provided by operating activities in the first quarter 2005 was $10.0 million, compared to $2.5 million a year ago and $8.3 million in the fourth quarter of 2004. Operating cash flow included cash payments of $3.3 million of acquisition and integration-related costs to realize synergies in the first quarter 2005, $1.0 million in the first quarter 2004, and $5.6 million in the fourth quarter 2004. The balance sheet and cash position remain in line with management expectations, with $50.3 million in cash at March 31, 2005, and Days Sales Outstanding (“DSO”) below 30 days.

Financial Outlook

Chief Financial Officer Jeff Von Deylen commented, “Solid revenue and Adjusted EBITDA performance in the first quarter was at the high end of our guidance, so we are refining our outlook for 2005, to an expectation of revenue in a range of $640-660 million and Adjusted EBITDA in a range of $55-65 million. Core Managed IP VPN and Hosting revenue now constitute 59% of total revenue at SAVVIS, continuing the trend of higher revenue contribution from higher-margin, value-added services where SAVVIS truly differentiates itself in the market. Additionally, we achieved strong operating cash flow in the quarter of $10.0 million and maintained a gross margin of 33%, testifying to the growing strength of our operating model.”

Based on current information, SAVVIS management’s expectations for 2005 financial results include:

•	Double-digit year-over-year growth in Hosting and Managed IP VPN revenue;

•	Lower revenue from Reuters and Telerate, contributing 13-15% of total annual revenue;

•	Total revenue in a range of $640-660 million;

•	Adjusted EBITDA in a range of $55-65 million

SAVVIS

First-quarter Financial Results

April 25, 2005

•	Positive operating cash flow

•	Cash capital expenditures in a range of $40-45 million

•	Cash debt service payments of approximately $15-16 million

•	Cash payments for integration-related costs of $8-12 million

Operational Highlights

•	Installed new business generating approximately $39 million of annualized revenue; backlog of approximately $30 million.

•	Rapid commercial adoption of virtualized utility services platform, deploying more than 800 virtual firewalls, more than 420 virtual servers, and more than 120 terabytes of virtualized storage.

•	New customers signed include enterprises such as Campmor; G2 Switchworks; Keenan and Associates; Mayer, Browne, Rowe & Maw; Progress Interactive; whitbybird Ltd.; others to come.

•	SAVVIS expanded relationships with existing customers including Ascent Media Group; GoldenSource Corporation; Gray Hawk Systems; True Advantage, others to come.

*Adjusted EBITDA

“Adjusted EBITDA” is results from operations before integration costs, depreciation, amortization, accretion, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because our management believes that, in our industry, such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by U.S. generally-accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Please see the table under Selected Condensed Consolidated Financial Information for a reconciliation of Adjusted EBITDA.

Investor Conference Call

SAVVIS will webcast an investor conference call today, April 25, 2005, at 4:30 pm EDT. Both the webcast and supporting presentation will be available at www.savvis.net, under “Presentations” on the Investor Relations page. The conference call will also be available via telephone, at +1 517-308-9004 or 888-395-1810 (US and Canada only), under the password “SAVVIS NEWS.” A replay of the call will be available on the website for one year and via telephone, at +1 203-369-0152 or 866-359-6495 (US and Canada only) for ten business days.

SAVVIS

First-quarter Financial Results

April 25, 2005

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2004, and all subsequent filings. Those risk factors include, but are not limited to, variability in pricing for SAVVIS’ products, highly competitive markets, rapid evolution of technology, and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, April 25, 2005, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS Communications (NASDAQ: SVVS) is a leading global IT utility services provider that delivers secure, reliable, and scalable hosting, network, and application services. SAVVIS’ strategic approach combines the use of virtualization technology, a utility services model, and automated software management and provisioning systems. SAVVIS solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT infrastructure. With an IT services platform that extends to 47 countries, SAVVIS is one of the worlds’ largest providers of IP computing services. For more information about SAVVIS, visit http://www.savvis.net.

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SAVVIS Communications Corporation

Condensed Consolidated Statements of Operations

(unaudited)

(dollars in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2005		2004
TOTAL REVENUES (1)	$162,172		$108,135

Data communications and operations expenses (2)	109,063		78,207

GROSS PROFIT	53,109		29,928
Gross profit as a percentage of revenue		33%		28%

Sales, general, and administrative expenses	37,426		32,515
Integration costs	2,061		4,906
Depreciation, amortization, and accretion	18,819		11,976
Non-cash equity-based compensation	123		6,838

TOTAL OTHER OPERATING EXPENSES	58,429		56,235

LOSS FROM OPERATIONS	(5,320)		(26,307)

NON-OPERATING EXPENSE:
Net interest expense and other	(15,562)		(7,921)

NET LOSS	(20,882)		(34,228)

Accreted and deemed dividend on Series A Preferred Stock	(9,991)		(8,926)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(30,873)		$(43,154)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (3)	180,447,121		102,261,670

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.17)		$(0.42)

(1)	Includes $16,355 and $20,013 from affiliates for the three months ended March 31, 2005 and 2004, respectively.
(2)	Exclusive of depreciation, amortization, and accretion shown separately below.
(3)	As the effects of including the incremental shares associated with options, warrants, and convertible Series A Preferred Stock are antidilutive, they are not included in the diluted weighted average common shares outstanding.

SAVVIS Communications Corporation

Condensed Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,266	$55,369
Trade accounts receivable, net	46,186	48,050
Prepaid expenses and other current assets	16,560	15,004

TOTAL CURRENT ASSETS	113,012	118,423

Property and equipment, net	255,922	264,542
Intangibles, net and other non-current assets	20,483	23,285

TOTAL ASSETS	$389,417	$406,250

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Payables and other trade accruals	$50,349	$50,350
Current portion of capital lease obligations	511	505
Other accrued liabilities	67,318	66,150

TOTAL CURRENT LIABILITIES	118,178	117,005

Capital lease obligations, net of current portion	113,703	113,529
Long-term debt	182,172	171,051
Other accrued liabilities	60,079	68,606

TOTAL LIABILITIES	474,132	470,191

STOCKHOLDERS’ DEFICIT:
Series A Preferred stock	280,050	272,137
Common stock	1,805	1,804
Additional paid-in capital	376,998	384,847
Accumulated deficit	(742,145)	(721,263)
Deferred compensation	(382)	(515)
Treasury stock, at cost	—	(16)
Accumulated other comprehensive loss:
Cumulative foreign currency translation adjustment	(1,041)	(935)

TOTAL STOCKHOLDERS’ DEFICIT	(84,715)	(63,941)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$389,417	$406,250

SAVVIS Communications Corporation

Condensed Consolidated Statements of Cash Flows

(unaudited)

(dollars in thousands)

	For the Three Months Ended March 31,
	2005	2004
OPERATING ACTIVITIES:
Net loss	$(20,882)	$(34,228)
Reconciliation of net loss to net cash provided by operating activities:
Accrued interest	11,765	8,230
Depreciation, amortization, and accretion	18,819	11,976
Non-cash equity-based compensation	123	6,838
Net changes in operating assets and liabilities:
Trade accounts receivable	1,641	(8,222)
Prepaid expenses and other current assets	(1,574)	(726)
Other non-current assets	(606)	467
Accounts payable	3,185	8,056
Other accrued liabilities	(2,491)	10,093

Net cash provided by operating activities	9,980	2,484

INVESTING ACTIVITIES:
Capital expenditures	(14,121)	(5,987)
Acquisition, net of cash received	—	(117,136)
Proceeds from sale of acquired assets	180	—
Purchase of WAM!NET assets	(1,014)	—

Net cash used in investing activities	(14,955)	(123,123)

FINANCING ACTIVITIES:
Payments under capital lease obligations	(36)	(219)
Issuance of subordinated debt and associated warrants	—	200,000
Deferred subordinated debt issuance costs	(100)	(625)
Other	90	1,430

Net cash provided by / (used in) financing activities	(46)	200,586

Effect of exchange rate changes on cash and cash equivalents	(82)	109

NET INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,103)	80,056

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	55,369	28,173

CASH AND CASH EQUIVALENTS, END OF PERIOD	$50,266	$108,229

Cash paid for interest	$3,788	$500

SAVVIS Communications Corporation

Selected Condensed Consolidated Financial Information

(dollars in thousands, except share amounts)

	For the Three Months Ended
	REPORTED			PRO FORMA (1)
	March 31, 2005	December 31, 2004	March 31, 2004	March 31, 2004
Revenues by customer:
Diversified revenues
Managed IP VPN	$26,363	$24,785	$18,952	$19,516
Hosting	68,784	66,902	28,322	65,915
Other Network Services	31,736	34,143	20,560	41,105
Digital Content Management	9,560	11,708	8,559	12,364

Subtotal	$136,443	$137,538	$76,393	$138,900

Reuters and Telerate	25,729	28,770	31,742	31,742

Total revenues	$162,172	$166,308	$108,135	$170,642

EBITDA reconciliation:
Loss from operations	$(5,320)	$(4,131)	$(26,307)	$(45,998)

Integration costs	2,061	1,889	4,906	4,906
Depreciation, amortization, and accretion	18,819	20,495	11,976	19,614
Non-cash equity based compensation	123	149	6,838	6,838

Adjusted EBITDA (2)	$15,683	$18,402	$(2,587)	$(14,640)

Diluted common shares:
Common shares outstanding	180,463,461	180,329,963	109,137,532
Series B Preferred Stock on an as converted basis	—	—	65,528,860

Total common shares outstanding on an as converted basis	180,463,461	180,329,963	174,666,392

Series A Preferred Stock on an as converted basis	377,421,276	366,871,247	336,967,562
Warrants and options outstanding (treasury method)	8,612,167	29,723,925	33,673,004

Diluted common shares on an as converted basis	566,496,904	576,925,135	545,306,958

(1)	Summarizes the combined results of operations of SAVVIS Communications Corporation and Cable & Wireless America, on a pro forma basis, as though the companies had been combined as of the beginning of the three month period presented. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition taken place at the beginning of the three month period presented.
(2)	“Adjusted EBITDA” is loss from operations before integration costs, depreciation, amortization, accretion, and non-cash equity-based compensation. We have included information concerning adjusted EBITDA because our management believes that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of adjusted EBITDA is not specified by United States generally accepted accounting principals. Our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.